Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 333-123779 on Form N-1A of our report dated July 24, 2017, relating to the financial statements and financial highlights of FDP BlackRock International Fund (formerly known as FDP BlackRock MFS Research International Fund), FDP BlackRock Capital Appreciation Fund (formerly known as FDP BlackRock Janus Growth Fund) and FDP BlackRock Equity Dividend Fund (formerly known as FDP BlackRock Invesco Value Fund), each constituting a series of FDP Series, Inc. (the “Corporation”), appearing in the Annual Report on Form N-CSR for the Corporation for the year ended May 31, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 28, 2017